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                                                                   Exhibit 5.1


                                              , 1998


Sun Healthcare Group, Inc.
101 Sun Avenue, N.E.
Albuquerque, NM  87109


                             Sun Healthcare Group, Inc.
                         Registration Statement on Form S-4
                         ----------------------------------


Ladies and Gentlemen:

   We are acting as special counsel for Sun Healthcare Group, Inc. (the "Company") and the Guarantors (as defined in the Purchase Agreement) in connection with the registration by the Company pursuant to the above-referenced Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended, filed with the
Securities and Exchange Commission (the "Commission") on        , 1998, of
$150,000,000 aggregate principal amount of the Company's 9 3/8% Series B Senior Subordinated Notes due 2008 (the "Notes"). The Notes and the guarantees in respect thereof (the "Guarantees") were issued pursuant to the Indenture (the "Indenture"), dated as of May 4, 1998, between the Company and U.S. Bank Trust National Association, as Trustee thereunder (the "Trustee"). Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Purchase Agreement dated April 29, 1998 among the Bear, Stearns & Co. Inc., Donaldson, Lufkin & Jenrette Securities Corporation, J.P. Morgan & Co., NationsBanc Montgomery Securities LLC and Schroder & Co. Inc., the Guarantors (as defined therein) and the Company.

   In this capacity, we have examined a copy of (a) the Registration Statement, (b) the Indenture, (c) a specimen of the Notes and (d) originals, or copies identified to our satisfaction, of such corporate records of the Company and such other agreements and instruments, certificates of public officials and certificates of officers of the Company and other persons as we have deemed necessary as a basis for the opinions hereinafter expressed. In addition, in our examination, we have assumed the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. In rendering the opinions expressed below, we have relied as to factual matters upon certificates of officers of the Company and certificates of public officials.

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                                       2

   Our opinions set forth below are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and Federal laws of the United States, and we do not express any opinion herein concerning any other laws.

   Based upon the foregoing, we are of the opinion that:

   (i) the Notes have been duly authorized by the Company and, when executed, authenticated, and delivered in exchange for the Company's 9 3/8% Series A Senior Subordinated Notes due 2008 in accordance with the terms of the Indenture and Exchange Offer (assuming the due authorization, execution and delivery of the Indenture by the Trustee and due authentication and delivery of the Indenture by the Trustee and due authentication and delivery of the Notes by the Trustee in accordance with the Indenture) will constitute valid and binding obligations of the Company entitled to the benefits provided by the Indenture and enforceable against the Company in accordance with their terms, except as (x) the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting creditors' rights generally, (y) enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) and (z) the waiver as to stay, extension or usury laws may not be enforceable;

   We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption "Legal Matters" in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

   This opinion has been delivered to you solely for the purpose of being included as an exhibit to the Registration Statement. It may not be relied upon for any other purpose or by any other person or entity, other than the holders of the Company's 9 3/8% Series B Senior Subordinated Notes due 2008, and may not be made available to any other person or entity without our prior written consent. In accordance with customary practice relating to opinion letters, our opinion speaks only as of the date hereof; we disclaim any duty to update such opinion.

                                       Very truly yours,


                                    ------------------------
                                       Shearman & Sterling